Exhibit 99.1
Federal Home Loan Bank of San Francisco Announces Third Quarter 2025 Results
SAN FRANCISCO, October 24, 2025 — The Federal Home Loan Bank of San Francisco (Bank) today announced its unaudited third quarter 2025 financial results.
•Net income for the third quarter of 2025 was $110 million.
•The Bank allocated $18 million of its third quarter 2025 net earnings to fund its Affordable Housing Program (AHP) and several voluntary housing and community development initiatives.
•The Bank’s board of directors declared a third quarter dividend at an annualized rate of 8.75%.
“We are pleased to report another quarter of strong financial results as we focus on running a sound and efficient business for the benefit of our members and mission,” said Joseph E. Amato, interim president and chief executive officer of FHLBank San Francisco. “We are advancing housing supply and affordability through the delivery of nearly $50 million in Affordable Housing Program grants announced in July and funded from prior quarters' earnings. These AHP grants will support 31 developments and create more than 2,000 affordable homes across Arizona, California, and Nevada. At the same time, we remain committed to providing reliable access to liquidity to our 300-plus member financial institutions, partnering with them to strengthen communities throughout the Bank's district.”
Financial Results
Net income for the third quarter of 2025 was $110 million, an increase of $8 million compared with the third quarter of 2024. The increase was primarily attributable to a decrease in total non-interest expense of $19 million, partially offset by a decrease in other income of $11 million.
•Net interest income remained relatively flat as decreases in costs on lower consolidated obligation balances and dividends paid on mandatorily redeemable capital stock classified as interest expense were offset by decreases in advance balances and yields on interest-earning assets.
•The $19 million decrease in total non-interest expense was primarily attributable to a decrease of $15 million in voluntary housing and community investment contributions, mainly driven by timing differences in the funding of downpayment assistance grants to middle-income homebuyers. Lower operating expense also contributed to the reduction in non-interest expense.
•The $11 million decrease in other income was primarily driven by a decline in net fair value gains associated with certain derivatives and financial instruments carried at fair value.
The Bank allocated $18 million of its third quarter 2025 earnings for affordable housing and voluntary initiatives, including $12 million for the statutory AHP, which supports the construction, preservation, and purchase of affordable homes. Disbursements of voluntary community investment contributions included $6 million in support for homeownership, housing infrastructure, and other initiatives benefiting individuals and families across the Bank's three-state district.
Balance Sheet and Capital
At September 30, 2025, total assets were $75.8 billion, a decrease of $5.9 billion from $81.7 billion at December 31, 2024. The decrease in total assets was primarily attributable to an $11.4 billion reduction in advances, partially offset by an increase of $5.6 billion in federal funds sold. Advances declined primarily due to maturities of advances held by nonmembers in connection with certain Bank member acquisitions that occurred in 2023.

As of September 30, 2025, the Bank exceeded all regulatory capital requirements. The Bank exceeded its 4.0% regulatory capital requirement with a regulatory capital ratio of 9.5% at September 30, 2025. The Bank also exceeded its risk-based capital requirement of $1.1 billion with $7.2 billion in permanent capital.
Dividend Declaration
On October 23, 2025, the Bank’s board of directors declared a quarterly cash dividend on the average capital stock outstanding during the third quarter of 2025 at an annualized rate of 8.75%. The Bank expects to pay the dividend on November 13, 2025.

Financial Highlights
(Unaudited)
(Dollars in millions)

Selected Balance Sheet Items at Period End	Sep 30, 2025	Dec 31, 2024
Total Assets	$75,769	$81,735
Advances	34,242	45,637
Mortgage Loans Held for Portfolio, Net	652	693
Investments, Net[1]	40,416	34,961
Consolidated Obligations	66,395	72,552
Mandatorily Redeemable Capital Stock	112	331
Capital Stock – Class B – Putable	2,439	2,458
Retained Earnings	4,613	4,483
Accumulated Other Comprehensive Income/(Loss)	87	63
Total Capital	7,139	7,004

Selected Other Data at Period End	Sep 30, 2025	Dec 31, 2024
Regulatory Capital Ratio[2]	9.46%	8.90%

	Three Months Ended		Nine Months Ended
Selected Operating Results for the Period	Sep 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Net Interest Income	$147	$146	$431	$432
Provision for/(Reversal of) Credit Losses	(2)	(4)	2	(5)
Other Income/(Loss)	19	30	56	78
Voluntary Housing and Community Investment Contributions	6	21	26	27
Other Non-interest Expense	40	44	127	135
Affordable Housing Program Assessment	12	13	34	41
Net Income/(Loss)	$110	$102	$298	$312

	Three Months Ended		Nine Months Ended
Selected Other Data for the Period	Sep 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Net Interest Margin[3]	0.77%	0.70%	0.74%	0.68%
Return on Average Assets	0.56	0.48	0.50	0.49
Return on Average Equity	5.98	5.88	5.52	6.15
Annualized Dividend Rate[4]	8.75	8.75	8.75	8.75

1.    Investments consist of federal funds sold, interest-bearing deposits, available-for-sale securities, held-to-maturity securities, and securities purchased under agreements to resell.
2.    The regulatory capital ratio is calculated as regulatory capital divided by total assets. Regulatory capital includes retained earnings, Class B capital stock, and mandatorily redeemable capital stock (which is classified as a liability) but excludes accumulated other comprehensive income/(loss). Total regulatory capital as of September 30, 2025, and December 31, 2024, was $7.2 billion and $7.3 billion, respectively.
3.    Net interest margin is calculated as net interest income (annualized) divided by average interest-earning assets.
4.    Cash dividends are declared and paid during the period, on the average capital stock outstanding during the previous quarter.

Federal Home Loan Bank of San Francisco
The Federal Home Loan Bank of San Francisco is a member-driven cooperative helping local lenders in Arizona, California, and Nevada build strong communities, create opportunity, and change lives for the better. The tools and resources we provide to our member financial institutions–commercial banks, credit unions, industrial loan companies, savings institutions, insurance companies, and community development financial institutions propel homeownership, finance affordable housing, drive economic vitality, and revitalize whole neighborhoods. Together with our members and other partners, we are making the communities we serve more vibrant and resilient.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the Bank’s dividend rates. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “endeavoring,” “will,” and “expects,” or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized, including future dividends. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Report on Form 10-K and other periodic and current reports that we may file with the Securities and Exchange Commission, as well as regulatory and accounting rule adjustments or requirements; the application of accounting standards relating to, among other things, hedge accounting of derivatives and underlying financial instruments, along with related fair values; future operating results; the withdrawal of one or more large members; high inflation and interest rates that may adversely affect our members and their customers; and our ability to pay a quarterly dividend rate that is equal to or greater than similar current rates for highly rated investments. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:
Tom Flannigan, (415) 616-2695
flannigt@fhlbsf.com